                                                            Rule 424(b)(3)
                                       Registration Statement No. 33-62649

Prospectus Supplement No. 100
Dated January 29, 1997

(To Prospectus dated October 10, 1995 and
Prospectus Supplement dated October 13, 1995)


                  INTERNATIONAL LEASE FINANCE CORPORATION

                              $750,000,000
                        Medium-Term Notes, Series H

Principal Amount: $5,000,000

Issue Price: $5,000,000

CUSIP: 45974VRF7

Settlement Date:        February 3, 1997

Stated Maturity (date): February 5, 2002

Interest Rate: 6.65%

Overdue Rate (if any): Not applicable

Redeemable by the Company on or after: Not applicable

Repayable at the option of the holder on: Not applicable

Optional Reset Dates: Not applicable

Extension Periods: Not applicable

Final Maturity: Not applicable

Repurchase Price (for Original Issue Discount Notes): Not applicable

Type of Note (check one):
      Book-Entry Note  _X___
      Certificated Note____

Other Provisions: